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                                                                    EXHIBIT 12.1


                 ARDEN REALTY LIMITED PARTNERSHIP COMPUTATION OF
                      RATION OF EARNINGS TO FIXED CHARGES
                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)


                                                                              ARDEN REALTY LIMITED PARTNERSHIP
                                                           ------------------------------------------------------------------------
                                                           For the Nine                                             For the Period
                                                           Months Ended       For the Years Ended December 31,      October 9, 1996
                                                           September 30, ---------------------------------------    to December 31,
                                                             2000         1999             1998           1997           1996
                                                           --------      --------        --------       --------       --------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                          $ 76,336      $102,393        $ 95,794       $ 44,286       $  8,426

Add: Interest Expense                                        56,967        60,239          43,403         19,511          1,280
                                                           --------      --------        --------       --------       --------

Total Earnings Available to Cover Fixed Charges            $133,303      $162,632        $139,197       $ 63,797       $  9,706
                                                           ========      ========        ========       ========       ========

Fixed Charges:
   Interest Expense                                        $ 56,967      $ 60,239        $ 43,403       $ 19,511       $  1,280
   Interest Capitalized                                       9,693         9,587           8,920          1,178             57
   Preferred Distributions                                    3,234         1,354              --             --             --
                                                           --------      --------        --------       --------       --------

Total Fixed Charges                                        $ 69,894      $ 71,180        $ 52,323       $ 20,689       $  1,337
                                                           ========      ========        ========       ========       ========

Ratio of Earnings to Fixed Charges                            1.91x         2.28x           2.66x          3.08x          7.26x
                                                           ========      ========        ========       ========       ========


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
                                                                  ARDEN PREDECESSORS
                                                      --------------------------------------------
                                                      For the Period January    For the Year Ended
                                                       1, 1996 to October 8,       December 31,
                                                               1996                   1995
                                                      ----------------------    ------------------
Earnings Available to Cover Fixed Charges:
Income before extraordinary items                            $ (4,917)              $   (576)

Add: Interest Expense                                          24,521                  5,537
                                                             --------               --------

Total Earnings Available to Cover Fixed Charges              $ 19,604               $  4,961
                                                             ========               ========

Fixed Charges:
   Interest Expense                                          $ 24,521               $  5,537
   Interest Capitalized                                            --                      8
   Preferred Distributions                                         --                     --
                                                             --------               --------

Total Fixed Charges                                          $ 24,521               $  5,545
                                                             ========               ========

Ratio of Earnings to Fixed Charges                              0.80x                  0.89x
                                                             ========               ========